SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.   20549

                          ______________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 17, 2000


             CENTRAL VERMONT PUBLIC SERVICE CORPORATION
       (Exact name of registrant as specified in its charter)


     Vermont                  1-8222          03-0111290
(State of other jurisdic-  (Commission      (IRS Employer
 tion of incorporation)     File Number)     Identification No.)


   77 Grove Street, Rutland, Vermont                    05701
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (802) 773-2711


                              N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Central Vermont Public Service Corporation ("CVPS") and partner DJJ Holdings, Inc. ("DJJ") have sold a 50 percent interest in The Home Service Store, Inc. ("HSS"), formerly Home Service Solutions, L.L.C., to Jupiter Partners II L.P. ("Jupiter"), a capital investment company in New York. Prior to Jupiter's investment, HSS had been a partially owned subsidiary of SmartEnergy Services, Inc. a wholly owned subsidiary of CVPS.

HSS, which does business under the name The Home Service Store, is a rapidly growing national home maintenance, repair, and improvement concierge service.

CVPS announced the creation of HSS in May, 1999 and began test marketing the service in four metropolitan areas through a marketing agreement with SAM'S Club, a subsidiary of Wal-Mart Stores, Inc. Due to strong consumer interest, a national roll out of HSS began in the fall of 1999. HSS is expected to be in 60 metropolitan areas by late spring, 200 metropolitan areas by late December. In December 1999, HSS entered into a second marketing relationship with TruServe Corporation, a hardware and home center retailer with 8,000 retail stores.

Under the sale agreement, Jupiter's equity investment will be used to complete HSS's national roll out. The sale gives Jupiter a 50 percent interest in HSS, leaving CVPS with 39 percent and DJJ with 11 percent. Under a management incentive plan created as part of the sale, CVPS's share could be diluted to 28 percent through stock option offerings over the next four years.

Douglas Sinclair, HSS's president, who has run HSS since its creation, has also been named Chief Executive Officer.

                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



             CENTRAL VERMONT PUBLIC SERVICE CORPORATION



             BY /s/ Joseph M. Kraus
                Joseph M. Kraus, Senior Vice President,
                Corporate Secretary and Treasurer




March 17, 2000